Exhibit 99.1

WABCO Reports Q2 2013 Results; Delivers Record Performance Earnings per Share in Continued Challenging Market; Upgrades Guidance for 2013

•	Q2 2013 sales of $678.2 million, up 6.8 percent in local currencies and up 6.8 percent in U.S. dollars from a year ago

•	Q2 2013 operating margin of 13.5 percent on a performance basis versus 14.6 percent a year ago; operating margin of 12.7 percent on a U.S. GAAP basis versus 14.6 percent a year ago

•	Q2 2013 diluted EPS of $1.30 on a performance basis, an all-time quarterly record, up from $1.19 a year ago; diluted EPS of $1.31 on a U.S. GAAP basis, up from $1.15 a year ago

•	In Q2 2013, WABCO generated $92.1 million in net cash from operating activities and $78.0 million of free cash flow, excluding payments of $6.5 million for streamlining and separation activities

•

Upgrades guidance for full year 2013; sales growth to now range between 5 and 8 percent in local currencies, up from previous guidance to range between 3 and 7 percent; diluted EPS on a performance basis to now range from $4.70 to $5.00, up from previous guidance to range from $4.45 to $4.85; and diluted EPS on a U.S. GAAP basis to now range from $7.64 to $7.94, up from previous guidance to range from $7.41 to $7.81

BRUSSELS, Belgium, July 26, 2013 – WABCO Holdings Inc. (NYSE: WBC), a global technology leader and tier-one supplier to the commercial vehicle industry, today reported Q2 2013 sales of $678.2 million, up 6.8 percent in local currencies from a year ago and up 6.8 percent in U.S. dollars, reflecting an expected sequential industry uptick for the quarter.

“In Q2 2013, WABCO delivered yet another record quarterly performance fueled by our continued ability to outperform a sluggish market. Indeed, WABCO’s revenues increased 6.8 percent year on year, helped by growth of 8.1 percent in aftermarket revenues,” said Jacques Esculier, WABCO Chairman and Chief Executive Officer.

“In addition, WABCO’s Operating System, one of our industry’s most advanced management environments, continues to power excellence in execution across our organization, as it generated a productivity gain of $20.7 million in Q2 2013, an all-time quarterly record amount,” said Esculier. “It delivered savings of 4.8 percent of gross material costs and 6.2 percent of conversion costs. This robust result further demonstrates WABCO’s continued ability to optimize resources and flex capacity to address changes in market demand.”

WABCO reported Q2 2013 performance operating income of $91.7 million versus $92.8 million a year ago, and operating income was $86.4 million on a U.S. GAAP basis versus $92.8 million a year ago.

WABCO’s performance operating margin for Q2 2013 was 13.5 percent versus 14.6 percent a year ago, and operating margin was 12.7 percent on a U.S. GAAP basis versus 14.6 percent a year ago.

For Q2 2013, WABCO reported performance net income attributable to the company of $82.4 million or $1.30 per diluted share, up from $78.2 million or $1.19 per diluted share a year ago, and Q2 2013 U.S. GAAP net income attributable to the company of $83.2 million or $1.31 per diluted share, up from $75.6 million or $1.15 per diluted share a year ago.

During Q2 2013, WABCO generated $92.1 million in net cash from operating activities, resulting in free cash flow of $78.0 million, excluding payments of $6.5 million for streamlining and separation activities. This resulted in a conversion rate of 95 percent of performance net income attributable to the company.

Since June 2011, WABCO has repurchased 8,519,214 shares for $481.4 million in open market transactions as of June 30, 2013. WABCO is authorized to repurchase up to $318.6 million of additional shares through December 31, 2014.

“In Q2 2013, WABCO continued to outperform the global market, while also delivering a new record amount of productivity gain and a new quarterly record of diluted earnings per share of $1.30 on a performance basis, marking Q2 2013 as yet another consecutive quarter of success on our path to deliver outstanding value for our shareowners,” said Esculier.

Recent Highlights

In Q2 2013, WABCO’s factory in Miass, Russia, made its first delivery of products as WABCO has now begun locally supplying UralAZ, a major manufacturer of trucks. WABCO’s manufacturing site located in Miass is the company’s newest factory in its global network of 20 plants in 10 countries spanning 4 continents. UralAZ is part of the GAZ Group, Russia’s largest manufacturer of commercial vehicles. WABCO manufactures innovative pneumatic braking components and parts in Miass for Ural trucks in series production in Russia. Headquartered in Moscow, WABCO Russia has 5 sales offices and more than 110 Service Partners across the country.

As reported in Q2 2013, WABCO has entered into an agreement with Agrale, a major original equipment manufacturer based in Brazil and Argentina, to supply innovative hydraulic anti-lock braking (ABS) technology for Agrale’s full range of light commercial vehicles that use hydraulic brakes. According to safety legislation in Brazil, from January 2014, all new trucks, buses, trailers and passenger cars must have ABS installed. Light duty vehicles (under 6 tons gross weight) normally use hydraulic braking systems whereas heavier vehicles typically deploy pneumatic systems.

WABCO reported in Q2 2013 that it continues to expand its global remanufacturing capability as the company has recently been granted a license by Chinese authorities to remanufacture air compressors in China for commercial and off-highway vehicles. WABCO is the first and only supplier in China authorized to conduct this type of remanufacturing activity. WABCO Reman Solutions is remanufacturing air compressors locally for China National Heavy Truck Corporation (CNHTC) and for WABCO’s customers in the independent aftermarket in China. WABCO expects to expand its remanufacturing scope in China to add other products, subject to government approvals.

On July 10, 2013, the company announced that WABCO in the Netherlands has been recognized with a top award for quality achievement throughout 2012 by PACCAR Inc. It is the second year in a row that WABCO wins this top award. PACCAR recently honored WABCO’s manufacturing facility in Meppel, the Netherlands, which supplies vehicle parts and components for DAF trucks in series production at quality levels that equal or exceed PACCAR’s requirements.

The Meritor WABCO joint venture in North America reported in Q2 2013 that a study conducted by the University of Michigan Transportation Research Institute (UMTRI) and published by the U.S. National Highway Traffic Safety Administration (NHTSA) verifies the significant benefits of forward collision avoidance and mitigation technology installed on tractor-semitrailers and single unit trucks. WABCO’s OnGuard™ Collision Mitigation System was used for the UMTRI study, which validated a potential 24 percent reduction in fatalities with current systems and predicts up to 57 percent fatality reduction with upcoming systems.

As reported in Q2 2013, the Meritor WABCO joint venture in North America has received the 2012 Excellence in Quality Award from Hino Motors Manufacturing U.S.A. The company has been recognized for this prestigious award three times in the past five years. The award honors achievement of a “zero defect rate” per million parts produced during 2012. The company supplies Hino with pneumatic and hydraulic anti-lock braking (ABS) systems for vehicles built in Williamston, West Virginia, U.S.A. and Woodstock, Ontario, Canada. In addition, Meritor WABCO’s on-time delivery performance was 100 percent for 2012.

Upgrades Full Year 2013 Guidance

Based on our current estimates of future market conditions, WABCO upgrades its guidance for 2013 to indicate sales growth to now range between 5 and 8 percent in local currencies, up from its previous guidance to range between 3 and 7 percent; performance operating margin to now range from 13.0 to 13.5 percent, up from its previous guidance to range from 12.7 to 13.3 percent; and operating margin on a U.S. GAAP basis to now range from 12.2 to 12.7 percent, up from its previous guidance to range from 12.1 to 12.7 percent.

WABCO’s upgraded 2013 guidance results in diluted earnings per share on a performance basis to now range from $4.70 to $5.00, up from its previous guidance to range from $4.45 to $4.85; and diluted earnings per share are estimated to now range from $7.64 to $7.94 on a U.S. GAAP basis, up from its previous guidance to range from $7.41 to $7.81.

As previously disclosed, WABCO expects in 2013 to convert between 80 and 90 percent of its net income attributable to the company into free cash flow, excluding payments associated with streamlining and separation activities.

Conference Call

WABCO Chairman and Chief Executive Officer Jacques Esculier and Chief Financial Officer Ulrich Michel will discuss WABCO’s results and outlook on a conference call at 9 a.m. Eastern Time today. It will be webcast at www.wabco-auto.com where the press release and financial information will be available under “WABCO Q2 2013 Results.”

The call is also accessible by telephone in listen only mode. Dial-in number is +1 408 940 3818 and U.S. toll-free dial-in number is 877 844 0834.

A replay of the call will be available from 12:00 Noon Eastern Time on July 26 until midnight August 1, 2013. Replay dial-in number is +1 404 537 3406 and U.S. toll-free dial-in number is 855 859 2056. Conference ID is 10966773.

About WABCO

WABCO (NYSE: WBC) is a leading global supplier of technologies and control systems for the safety and efficiency of commercial vehicles. Founded nearly 150 years ago, WABCO continues to pioneer breakthrough electronic, mechanical and mechatronic technologies for braking, stability and transmission automation systems supplied to the world’s leading commercial truck, bus and trailer manufacturers. With sales of $2.5 billion in 2012, WABCO is headquartered in Brussels, Belgium. For more information, visit www.wabco-auto.com

Forward-Looking Statements

This document contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 that are based on management’s good faith expectations and beliefs concerning future developments. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “strategies,” “prospects,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward looking in nature and not historical facts. Actual results may differ materially from these expectations as a result of many factors. These factors include, but are not limited to, the actual level of commercial vehicle production in our end markets, adverse developments in the business of our key customers, pricing changes to our supplies or products, and the other risks and uncertainties described in the “Risk Factors” section and the “Information Concerning Forward Looking Statements” section of WABCO’s Form 10-K, as well as in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Information Concerning Forward Looking Statements” section of WABCO’s Form 10-Q Quarterly Reports. WABCO does not undertake any obligation to update such forward-looking statements. All market and industry data are based on company estimates.

Non-GAAP Financial Measures

To facilitate the understanding of Q2 2013 results, several tables follow this news release. Sales excluding the effects of foreign exchange, incremental gross and operating margin and EBIT are non-GAAP financial measures. Additionally, operating income, EBIT, net income attributable to the company and net income attributable to the company per diluted share on a “performance basis” are non-GAAP financial measures that exclude separation and streamlining items, the one-time impact from an adjustment to the UK pension plan, and discrete and other one-time tax items, as applicable. Free cash flow presents our net cash provided by operating activities less net cash used for purchases of property, plant, equipment, and computer software. These measures should be considered in addition to, not as a substitute for, GAAP measures. Management believes that presenting these non-GAAP measures is useful to shareholders because it enhances their understanding of how management assesses the operating performance of the company’s business. Certain non-GAAP measures may be used, in part, to determine incentive compensation for current employees.

Attachment

•	Condensed Consolidated Statements of Income

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Cash Flows

•	Q2 2013 Data Supplement Sheet

•	Six Months Ended June 30, 2013 Data Supplement Sheet

•	Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

•	Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year 2013 Guidance

Media, investors and analysts contact

Christian Fife, +1 732 369 7465, christian.fife@wabco-auto.com

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
(Amounts in millions, except share and per share data)
Sales	$678.2	$635.2	$1,322.9	$1,292.5
Cost of sales	471.6	441.5	918.6	902.6

Gross profit	206.6	193.7	404.3	389.9
Costs and expenses:
Selling and administrative expenses	89.2	74.0	171.7	153.1
Product engineering expenses	29.5	26.1	59.8	52.2
Other operating expense, net	1.5	0.8	4.6	2.3

Operating income	86.4	92.8	168.2	182.3

Equity income of unconsolidated joint ventures, net	5.3	4.8	8.2	9.7
Other non-operating income/(expense), net	4.0	(0.6)	3.7	(1.3)
Interest expense, net	(0.2)	(0.5)	(0.5)	(0.8)

Income before income taxes	95.5	96.5	179.6	189.9

Income tax expense	9.7	17.6	17.8	19.0

Net income including noncontrolling interests	85.8	78.9	161.8	170.9

Less: Net income attributable to noncontrolling interests	2.6	3.3	4.9	6.1

Net income attributable to Company	$83.2	$75.6	$156.9	$164.8

Net income attributable to Company per common share
Basic	$1.33	$1.18	$2.50	$2.56

Diluted	$1.31	$1.15	$2.46	$2.50

Cash dividend per share of common stock	$—	$—	$—	$—

Weighted average common shares outstanding
Basic	62,673,044	64,288,346	62,795,504	64,467,425

Diluted	63,500,403	65,625,136	63,790,312	66,010,308

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
(Amounts in millions, except share data)	2013	2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$166.4	$175.0
Accounts receivable, less allowance for doubtful accounts: $4.3 in 2013; $3.6 in 2012	347.8	301.5
Inventories	206.7	191.8
Finished products	92.0	76.9
Products in process	8.2	7.1
Raw materials	106.5	107.8
Taxes receivable on income	3.3	—
Future income tax benefits	10.7	13.8
Restricted cash	31.1	26.0
Guaranteed notes receivable	55.9	41.2
Other current assets	43.7	43.3

Total current assets	865.6	792.6

Property, plant and equipment, less accumulated depreciation	370.9	389.0
Goodwill	363.7	371.7
Long-term future income tax benefits	92.2	91.5
Investments in unconsolidated joint ventures	20.5	20.5
Intangible assets, net	40.5	39.4
Other assets	41.3	42.3

TOTAL ASSETS	$1,794.7	$1,747.0

LIABILITIES AND EQUITY
Current liabilities:
Loans payable to banks	$23.8	$76.2
Accounts payable	159.6	115.4
Accrued payroll	106.1	94.2
Current portion of warranties	29.3	33.8
Taxes payable	—	5.7
Other accrued liabilities	117.6	120.4

Total current liabilities	436.4	445.7

Post-retirement benefits	424.5	430.6
Deferred tax liabilities	29.9	29.9
Long-term income tax liabilities	47.5	47.7
Other liabilities	59.8	64.4

Total Liabilities	998.1	1,018.3
Shareholders’ equity:
Preferred stock, 4,000,000 shares authorized; none issued and outstanding

Common stock, $.01 par value, 400,000,000 shares authorized; shares issued: 77,079,903 in 2013; 75,755,306 in 2012; and shares outstanding: 62,603,883 in 2013; 62,747,151 in 2012	0.7	0.7
Capital surplus	776.2	735.5
Treasury stock, at cost: 14,476,020 shares in 2013; 13,008,155 shares in 2012	(757.8)	(655.8)
Retained earnings	875.5	718.6
Accumulated other comprehensive income
Foreign currency translation adjustments	(44.7)	(15.4)
Unrealized losses on benefit plans, net of tax	(103.9)	(107.2)

Total shareholders’ equity	746.0	676.4
Noncontrolling interests	50.6	52.3

Total equity	796.6	728.7

TOTAL LIABILITIES AND EQUITY	$1,794.7	$1,747.0

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended June 30,
	2013	2012
(Amounts in millions)
Operating activities:

Net income including noncontrolling interests	$85.8	$78.9

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation	18.9	16.6
Amortization of intangibles	3.0	2.7

Equity in earnings of unconsolidated joint ventures, net of dividends received	(0.6)	(1.1)

Non-cash stock compensation	3.4	4.0
Deferred income tax benefit	0.9	(1.4)
Loss on sale or disposal of property, plant and equipment	0.1	(0.1)
Changes in assets and liabilities:
Accounts receivable, net	(1.5)	(16.1)
Inventories	(6.9)	14.9
Accounts payable	3.3	(17.4)
Other accrued liabilities and taxes	5.9	(12.5)
Other current and long-term assets	(17.8)	8.3
Other long-term liabilities	(2.4)	(1.6)

Net cash provided by operating activities	92.1	75.2

Investing activities:
Purchases of property, plant and equipment	(18.3)	(19.3)
Investments in capitalized software	(2.3)	(2.4)

Net cash used in investing activities	(20.6)	(21.7)

Financing activities:
Net repayments of revolving credit facilities	(32.7)	15.0
Net borrowings/repayments of short-term debt	(8.2)	2.1
Purchases of treasury stock	(56.9)	(51.2)
Dividends to noncontrolling interest holders	(1.4)	(1.5)
Proceeds from exercise of stock options	20.0	5.3

Net cash used in financing activities	(79.2)	(30.3)

Effect of exchange rate changes on cash and cash equivalents	(1.6)	(5.8)

Net decrease in cash and cash equivalents	(9.3)	17.4
Cash and cash equivalents at beginning of period	175.7	132.4

Cash and cash equivalents at end of period	$166.4	$149.8

WABCO HOLDINGS INC.

Q2 2013 Data Supplement Sheet (Unaudited)

	Quarter Ended June 30,
(Amounts in millions, except per share data)	2013	% of Sales/ Adj Sales	2012	% of Sales/ Adj Sales	Chg vs. 2012	% Chg vs. 2012

Sales
Reported	$678.2		$635.2		$43.0	6.8%
Foreign exchange translational effects	—		—		—

Adjusted Sales	$678.2		$635.2		$43.0	6.8%

Gross Profit
Reported	$206.6	30.5%	$193.7	30.5%	$12.9	6.7%
Streamlining costs	0.3		2.0		(1.7)
Separation costs	0.2		0.2		—

Performance Gross Profit	$207.1	30.5%	$195.9	30.8%	$11.2	5.7%

Foreign exchange translational effects	(1.8)		—		(1.8)

Adjusted Gross Profit	$205.3	30.3%	$195.9	30.8%	$9.4	4.8%

Selling, Administrative, Product Engineering Expenses and Other

Reported	$120.2	17.7%	$100.9	15.9%	$19.3	19.1%
Streamlining costs	(4.3)		(1.7)		(2.6)
Separation costs	(0.5)		(0.4)		(0.1)
UK pension adjustment	—		4.3		(4.3)

Performance Selling, Administrative, Product Engineering Expenses and Other	$115.4	17.0%	$103.1	16.2%	$12.3	12.0%

Foreign exchange translational effects	(1.2)		—		(1.2)

Adjusted Selling, Administrative, Product Engineering Expenses and Other	$114.2	16.8%	$103.1	16.2%	$11.1	10.8%

Operating Income
Reported	$86.4	12.7%	$92.8	14.6%	$(6.4)	-6.9%
Streamlining costs	4.6		3.7		0.9
Separation costs	0.7		0.6		0.1
UK pension adjustment	—		(4.3)		4.3

Performance Operating Income	$91.7	13.5%	$92.8	14.6%	(1.1)	-1.2%

Foreign exchange translational effects	(0.6)		—		(0.6)

Adjusted Operating Income	$91.1	13.4%	$92.8	14.6%	$(1.7)	-1.9%

EBIT (Earnings Before Interest and Taxes)
Reported Operating Income/(Loss)	$86.4		$92.8		$(6.4)
Equity in Income of Unconsolidated Joint Venture	5.3		4.8		0.5
Other non-operating expense, net	4.0		(0.6)		4.6
Net income attributable to noncontrolling interest	(2.6)		(3.3)		0.7

EBIT	$93.1	13.7%	$93.7	14.8%	$(0.6)	-0.6%

Streamlining costs	4.6		3.7		0.9
Separation costs	(2.8)		1.1		(3.9)
UK pension adjustment	—		(4.3)		4.3

Performance EBIT (Earnings Before Interest and Taxes)	$94.9	14.0%	$94.2	14.8%	$0.7	0.8%

Foreign exchange translational effects	(1.0)		—		(1.0)

Adjusted EBIT (Earnings Before Interest and Taxes)	$93.9	13.9%	$94.2	14.8%	$(0.3)	-0.3%

Pre-Tax Income
EBIT	$93.1		$93.7		$(0.6)
Interest (expense)/income, net	(0.2)		(0.5)		0.3

Pre-Tax Income	$92.9		$93.2		$(0.3)

Streamlining costs	4.6		3.7		0.9
Separation costs	(2.8)		1.1		(3.9)
UK pension adjustment	—		(4.3)		4.3

Performance Pre-Tax Income	$94.7		$93.7		$1.0

Tax rate on a performance basis	13.0%		16.5%

Net Income Attributable to Company
Reported Net Income Attributable to Company	$83.2		$75.6		$7.6
Streamlining cost, net of tax	3.1		3.1		—
Tax items	(0.9)		1.9		(2.8)
Separation costs, net of tax and separation related taxes	(3.0)		0.8		(3.8)
UK pension adjustment, net of tax	—		(3.2)		3.2

Performance Net Income Attributable to Company	$82.4		$78.2		$4.2

Performance Net Income Attributable to Company per Diluted Common Share	$1.30		$1.19

Common Shares Outstanding - Diluted	63.5		65.6

Note: The presentation of the performance measures above are not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

WABCO HOLDINGS INC.

Six Months Ended June 30, 2013 Data Supplement Sheet

(Unaudited)

	Six Months Ended June 30,
(Amounts in millions, except per share data)	2013	% of Sales/ Adj Sales	2012	% of Sales/ Adj Sales	Chg vs. 2012	% Chg vs. 2012

Sales
Reported	$1,322.9		$1,292.5		$30.4	2.4%
Foreign exchange translational effects	8.4		—		8.4

Adjusted Sales	$1,331.3		$1,292.5		$38.8	3.0%

Gross Profit
Reported	$404.3	30.6%	$389.9	30.2%	$14.4	3.7%
Streamlining costs	3.3		2.0		1.3
Separation costs	0.5		0.4		0.1

Performance Gross Profit	$408.1	30.8%	$392.3	30.4%	$15.8	4.0%

Foreign exchange translational effects	(0.5)		—		(0.5)

Adjusted Gross Profit	$407.6	30.6%	$392.3	30.4%	$15.3	3.9%

Selling, Administrative, Product Engineering Expenses and Other

Reported	$236.1	17.8%	$207.6	16.1%	$28.5	13.7%
Streamlining costs	(6.6)		(2.9)		(3.7)
Separation costs	(0.9)		(0.8)		(0.1)
UK pension adjustment	—		4.3		(4.3)

Performance Selling, Administrative, Product Engineering Expenses and Other	$228.6	17.3%	$208.2	16.1%	$20.4	9.8%

Foreign exchange translational effects	(0.8)		—		(0.8)

Adjusted Selling, Administrative, Product Engineering Expenses and Other	$227.8	17.1%	$208.2	16.1%	$19.6	9.4%

Operating Income
Reported	$168.2	12.7%	$182.3	14.1%	$(14.1)	-7.7%
Streamlining costs	9.9		4.9		5.0
Separation costs	1.4		1.2		0.2
UK pension adjustment	—		(4.3)		4.3

Performance Operating Income	$179.5	13.6%	$184.1	14.2%	$(4.6)	-2.5%

Foreign exchange translational effects	0.3		—		0.3

Adjusted Operating Income	$179.8	13.5%	$184.1	14.2%	$(4.3)	-2.4%

EBIT (Earnings Before Interest and Taxes)
Reported Operating Income	$168.2		$182.3		$(14.1)
Equity in Income of Unconsolidated Joint Venture	$8.2		9.7		(1.5)
Other non-operating expense, net	$3.7		(1.3)		5.0
Net income attributable to noncontrolling interest	$(4.9)		(6.1)		1.2

EBIT	$175.2	13.2%	$184.6	14.3%	$(9.4)	-5.1%

Streamlining costs	$9.9		4.9		5.0
Separation costs	$(1.7)		2.0		(3.7)
UK pension adjustment	—		(4.3)		4.3
Performance EBIT (Earnings Before Interest and Taxes)	$183.4	13.9%	$187.2	14.5%	$(3.8)	-2.1%

Foreign exchange translational effects	0.0		—		0.0

Adjusted EBIT (Earnings Before Interest and Taxes)	$183.4	13.8%	$187.2	14.5%	$(3.8)	-2.0%

Pre-Tax Income/(Loss)
EBIT	$175.2		$184.6		$(9.4)
Interest expense, net	(0.5)		(0.8)		0.3

Pre-Tax Income/(Loss)	$174.7		$183.8		$(9.1)

Streamlining costs	9.9		4.9		5.0
Separation costs	(1.7)		2.0		(3.7)
UK pension adjustment	—		(4.3)		4.3

Performance Pre-Tax Income	$182.9		$186.4		$(3.5)

Tax rate on a performance basis	14.0%		16.5%

Net Income Attributable to Company
Reported Net Income Attributable to Company	$156.9		$164.8		$(7.9)
Streamlining cost, net of tax	7.4		4.3		3.1
Tax items	(4.8)		(11.7)		6.9
Separation costs, net of tax and separation related taxes	(2.2)		1.5		(3.7)
UK pension adjustment, net of tax	—		(3.2)		3.2

Performance Net Income	$157.3		$155.7		$1.6

Performance Net Income per Diluted Common Share	$2.47		$2.36

Common Shares Outstanding - Diluted	63.8		66.0

Note: The presentation of the performance measures above are not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

WABCO HOLDINGS INC.

Reconciliation of Net Cash Provided

By Operating Activities to Free Cash Flow

(Unaudited)

(Amounts in millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Net Cash Provided by Operating Activities	$92.1	$75.2	$156.1	$169.5

Deductions or Additions to Reconcile to Free Cash Flow:
Net purchases of property, plant, equipment and computer software	(20.6)	(21.7)	(41.0)	(40.6)

Free Cash Flow	$71.5	$53.5	$115.1	$128.9

Less: Streamlining & separation payments	$(6.5)	$(3.1)	$(12.4)	$(6.5)

Free Cash Flow excluding streamlining & separation payments	$78.0	$56.6	$127.5	$135.4

Note: This statement reconciles net cash provided by operating activities to free cash flow. Management uses free cash flow and free cash flow excluding streamlining and separation payments, which are not defined by US GAAP, to measure the Company’s operating performance. Free cash flow excluding streamlining and separation payments is also one of the several measures used to determine incentive compensation for certain employees.

WABCO HOLDINGS INC.

Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year 2013 Guidance

(Unaudited)

(Amounts in millions, except per share data)	Previous	Updated
	Full Year 2013 Guidance	Full Year 2013 Guidance

Operating Income

Reported Operating Income Margin	12.1% - 12.7%	12.2% - 12.7%
Streamlining cost, impact to margin	0.4%	0.6%
Separation costs, impact to margin	0.2%	0.2%

Performance Operating Income Margin	12.7% - 13.3%	13.0% - 13.5%

Net Income Attributable to Company

Reported Net Income Attributable to Company	$469.2 - $494.5	$483.7 - $502.7
Streamlining cost, net of tax	8.5	12.8
Tax items	(200.0)	(200.0)
Separation costs, net of tax and separation related taxes	4.0	1.0

Performance Net Income Attributable to Company	$281.7 - $307.0	$297.5 - $316.5

Reported Net Income Attributable to Company per Diluted Common Share	$7.41 - $7.81	$7.64 - $7.94

Performance Net Income Attributable to Company per Diluted Common Share	$4.45 - $4.85	$4.70 - $5.00

Diluted common shares outstanding	~63.3	~63.3

Note: The presentation of performance net income and performance net income per diluted common share is not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies a